UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered sales of equity securities

On August 6, 2013, Energy Services of America Corp. (the “Company”) issued 121 Units, (with each unit consisting of one share of 6.0% Convertible Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and 2,500 shares of common stock), in a private placement exempt from registration pursuant to Regulation D under the Securities Act of 1933, to certain directors, executive officers and accredited investors for an aggregate purchase price of $3.0 million and net proceeds of approximately $3.0 million.

In addition, on August 6, 2013, the Company issued 56 shares of Series A Preferred Stock to Marshall T. Reynolds, the Chairman of the Board of Directors of the Company, in exchange for Mr. Reynolds agreement to cancel and forgive the Company’s obligation under a promissory note held by Mr. Reynolds in the aggregate amount of $1,409,383(including principal and accrued but unpaid interest).  Mr. Reynolds did not receive any shares of common stock in connection with the exchange of the promissory note.

A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.02.

Item 3.03.                      Material modification to rights of security holders

The Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay in full, or declare and set aside sufficient funds for, dividends payable on the Series A Preferred Stock.

The information set forth under “Item 5.03 – Amendment to articles of incorporation or bylaw; change in fiscal year” is incorporated herein by reference thereto.  A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.

Item 5.03.                      Amendment to articles of incorporation or bylaws; change in fiscal year

On August 6, 2013, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware.  The Certificate of Designations authorizes the issuance of 240 shares of 6.0% Convertible Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

The Series A Preferred Stock has a liquidation preference of $25,000 per share of Series A Preferred Stock, plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation.  The Series A Preferred Stock shall accrue cumulative dividends equal to 6.0% per year, which dividend is required to be paid prior to any dividends on the common stock.

The Company may redeem the Series A Preferred Stock at a redemption price of $25,000 per share plus accrued and unpaid dividends, whether or not declared, thereon to and including the date of redemption.  All redemptions must be on a pro rata basis.

The Series A Preferred Stock will be convertible into shares of common stock, at the option of the holders, only in the event that the Company elects to redeem the Series A Preferred Stock, and only during the period provided by the Company’s notice of redemption.  The number of shares of common stock into which one share of Series A Preferred Stock converts will be equal to the liquidation preference of the Series A Preferred Stock divided by $1.50 (subject to adjustment in certain circumstances, including dividends, distributions, purchase rights or rights plans and stock splits or reclassifications).

The holders of Series A Preferred Stock and are generally not entitled to vote, except in limited circumstances.  The Series A Preferred Stock is freely transferable, subject to applicable law.

In the event of certain reorganization transactions, including mergers, share exchanges consolidations, transactions resulting in the sale, transfer, lease or conveyance of all or substantially all of the property and assets of the Company, then each share of Series A Preferred Stock outstanding immediately prior to such transaction shall be deemed to have converted, effective immediately prior to the effective time of such transaction, into a number of shares of common stock of the Company equal to the product of (x) the liquidation preference (plus all accrued and unpaid dividends, whether or not declared, up to but excluding the date of consummation of such transaction), divided by (y) the value, measured in dollars, ascribed to one share of the Company’s common stock in connection with such transaction.  The shares of Series A Preferred Stock shall not convert into shares of common stock, and shall be deemed to have converted only for purposes of calculating the consideration to be received in connection with such transaction.  In addition, any agreement setting forth the terms and conditions of such a transaction shall provide that the holders of Series A Preferred Stock will be entitled to receive the type and amount of consideration by the holder of the number of shares of the Company’s common stock into which one share of Series A Preferred Stock plus all accrued and unpaid dividends would be deemed to have been converted.  If holders of the shares of the Company’s common stock have the opportunity to elect the form of consideration to be received in such transaction, the holders of Series A Preferred Stock shall likewise be entitled to make such an election.

The foregoing description of the rights and preferences of the Series A Preferred Stock is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
3.1Certificate of Designations for the 6.0% Convertible Cumulative Perpetual Preferred Stock, Series A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: August 6, 2013	By: /s/ Larry Blount
Larry Blount
Vice President and Chief Financial Officer